SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549


                       FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
            SECURITIES EXCHANGE ACT OF 1934

                   _______________


  Date of Report (Date of earliest event reported):

                   February 20, 1998



           NATIONAL AFFILIATED CORPORATION


                      Louisiana
(State or other jurisdiction of incorporation or organization)



                        0-13538
                (Commission File No. )

                      72-0947819
                   (I.R.S. Employer
                 Identification No.)


             7228 England Drive, Suite 24
                Alexandria, Louisiana
       (Address of principal executive offices)

                        71303
                      (Zip Code)

Registrant's telephone number, including area code:  (318) 473-4355

        ______________________________________
    (Former address, if changed since last report)
INFORMATION INCLUDED IN THIS REPORT

Item 4.  Changes in Registrant's Certifying Accountant

     National Affiliated Corporation (the "Corporation") has informed Deloitte
& Touche LLP ("Deloitte"), its certifying accountants, that the Corporation is dismissing Deloitte as the certifying accountants in an effort to reduce expenses involved with performing the Corporation's audit. Pursuant to Item 304 Regulation S-B under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Corporation reports as follows:

      (a)(i)The Corporation dismissed Deloitte as its certifying accountant on February 20, 1998.

      (ii)During the past two years, the Corporation's financial statements did not contain any adverse opinions or disclaimer of opinion, or were modified as to audit scope or accounting principles. The reports were modified as to the uncertainty of the Corporation's ability to maintain minimum capital requirements of the various states in which the Corporation is licensed, raising substantial doubt about the Corporation's ability to continue as a going concern.

      (iii)The dismissal of Deloitte was approved by the Corporation's board of directors.

      (iv)The Corporation and Deloitte do not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      (b)The Corporation engaged Johnson Lambert & Company
("Johnson") of Bethesda, Maryland to be the Corporation's certifying accountant on February 27, 1998.

      (i)Johnson reviewed the past financial statements for the Corporation in making its determination to accept the engagement with the Corporation.

      (ii)The Corporation did not have any disagreements with Deloitte and therefore did not discuss any past disagreements with Johnson.

      (c)Attached hereto as Exhibit 16 is Deloitte's letter confirming the disclosures made in this Form 8-K.

                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 3, 1998.


     NATIONAL AFFILIATED CORPORATION


     By:  /s/   T. Brent Chapel

          T. Brent Chapel, President and Chief
          Executive Officer

                       EXHIBIT 16

             Letter from Former Accountants


March 3, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street NW
Washington DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of National Affiliated Corporation dated March 3, 1998.

Yours truly,


Deloitte & Touche, LLP